EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 11, 2021 relating to the financial statements of LendingClub Corporation and the effectiveness of LendingClub Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of LendingClub Corporation for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP
San Francisco, CA
April 30, 2021